EXHIBIT 10.13

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE dated the 24th day of March, 2014 (this “Amendment”) by and between Gateway Longwood, Inc., as Landlord (the “Landlord”) and the Rhythm Pharmaceuticals, Inc., a Delaware corporation, as Tenant (the “Tenant”).

Preliminary Statement

WHEREAS, by a lease (the “Lease”) dated as of June 23, 2009, Landlord leased to Echo Bridge Capital Management, LLC (“EBC”) certain premises (the “Premises”), containing approximately 2,930 rentable square feet, and located on the 11th floor of the building known as and numbered 855 Boylston Street, Boston, Massachusetts (the “Building”); and

WHEREAS, by virtue of that certain Assignment and Assumption dated as of April 25, 2011, EBC assigned all of its interest in the Lease to Tenant, and Tenant assumed all of the obligation of EBC under the Lease; and

WHEREAS, Landlord and Tenant desire to extend the Term of the Lease for an additional year, and to make other changes relative thereto.

NOW THEREFORE, in consideration of the Premises and the mutual covenants herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby confirm and agree to amend the Lease as follows:

1.  Recitals; Dates. (a) All of the foregoing recitals are true and correct. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Lease, and all references in the Lease to the “Lease” or “this Lease” or “herein” or “hereunder” or similar terms or to any section thereof shall mean the Lease, or such section thereof, as amended by this Amendment,

(b)  The Term of the Lease commenced on August 1, 2009, and is currently scheduled to expire at 11:59 p.m., Boston time, on July 31, 2014.

2.  Extension of Term. Landlord and Tenant agree that the Term of the Lease is hereby extended for an additional year commencing at 12:00 AM Boston time on August 1, 2014, and ending 11:59 PM, Boston time, on July 31, 2015 (the “Extension Period”). Tenant shall have no right or option to further extend or renew the Term of the Lease beyond July 31, 2015.

3.  Rent Adjustment. (a) Landlord and Tenant agree that, effective from and after August 1, 2014 until the end of the Extension Period, Tenant will pay Base Rent for the Premises at the rate of $146,500.00 ($50.00 per square foot of Premises Rentable Area) per annum, and otherwise in accordance with and subject to the terms and provisions of the Lease, including without limitation Section 3.1 thereof. During the Extension Period, Tenant shall continue to pay Taxes and Operating Expenses as provided in the Lease, except that with respect to the Extension Period, Tenant’s payment obligations for Taxes will be computed using Taxes for the fiscal year ending June 30, 2015 (as they may be reduced by the amount of any abatement) as the Base Taxes, and Tenant’s payment obligations for Operating Expenses will be computed using Operating Expenses for the calendar year ending December 31, 2014 as the Base Operating Expenses.

4.  Condition of the Premises. Tenant is leasing the Premises for the additional period described herein in their existing condition AS IS, WITHOUT REPRESENTATION OR WARRANTY BY LANDLORD. Tenant has occupied the Premises and is fully familiar with the condition of the Premises, and acknowledges that the same are suitable for Tenant’s uses.

5.  Broker. Each of Tenant and Landlord covenants, represents and warrants to the other that it has had no dealings or communications with any broker or agent (other than CB Richard Ellis) in connection with this Amendment, and each party covenants and agrees to pay, hold harmless and indemnify the other from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commission or charges to any broker or agent (other than the foregoing named broker) resulting from the falsity of such representation and warranty.

6.  Successors. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their perspective successors and assigns, subject to the provisions of the Lease regarding assignment or other transfers of Tenant’s rights under the Lease.

7.  Authority. Tenant represents and warrants that each person executing this Amendment on behalf of Tenant has the authority to do so and that such execution has fully obligated and bound Tenant to all terms and provisions of this Amendment. Landlord represents and warrants that each person executing this Amendment on behalf of Landlord has the authority to do so and that such execution has fully obligated and bound Landlord to all terms and provisions of this Amendment.

8.  No Further Amendment. It is understood and agreed that all other conditions and terms contained in the Lease not herein specifically amended shall remain unmodified and in full force and effect, and the Lease, as modified by this Amendment, is hereby ratified and confirmed.

9.  Representations. (a) As a material inducement to Landlord entering into this Agreement, Tenant represents and certifies to Landlord that as of the date hereof: (i) the Lease, as modified hereby, contains the entire agreement between the parties hereto relating to the Premises and that there are no other agreements between the parties relating to the Premises, the Lease or the Building which are not contained or referred to herein or in the Lease, (ii) to Tenant’s actual knowledge, Landlord is not in default in any respect in any of the terms, covenants and conditions of the Lease; (iii) to Tenant’s actual knowledge, Tenant has no existing setoffs, counterclaims or defenses against Landlord under the Lease; (iv) Tenant has not assigned or pledged its leasehold interest under the Lease, or sublet or licensed or granted any other occupancy rights with respect to any or all of the Premises; (v) no consent or approval of any third party or parties is required in order for Tenant to enter into and be bound by this Amendment; and (vi) Tenant is not, and the performance by Tenant of its obligations hereunder shall not render Tenant, insolvent within the meaning of the United States Bankruptcy Code, the Internal Revenue Code or any other applicable law, code or regulation.

(b)  As a material inducement to Tenant entering into this Agreement, Landlord represents and certifies to Tenant that as of the date hereof: (i) the Lease, as modified hereby, contains the entire agreement between the parties hereto relating to the Premises and that there are no other agreements between the parties relating to the Premises, the Lease or the Building which are not contained or referred to herein or in the Lease, (ii) to Landlord’s actual knowledge, Tenant is not in default in any respect in any of the terms, covenants and conditions of the Lease; and (iii) no consent or approval of any third party or parties is required in order for Landlord to enter into and be bound by this Amendment.

10.  Governing Law. The Lease, this Amendment and the rights and obligations of both parties thereunder and hereunder shall be governed by the laws of The Commonwealth of Massachusetts.

11.  Counterparts; Electronic Signature. This Amendment may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties acknowledge and agree that this Amendment may be executed via facsimile or .pdf format (including computer-scanned or other electronic reproduction of the actual signatures) and that delivery of a facsimile or other signature by electronic or physical means shall be effective to the same extent as delivery of an original signature. Notwithstanding the foregoing, originally signed documents shall be provided upon either party’s request.

[TEXT ENDS HERE]

Executed in one or more counterparts by persons or officers hereunto duly authorized on the date and year first above written.

LANDLORD:

Gateway Longwood, Inc.

Jim Knowles, Regional Director
By:	/s/James Knowles	Apr 7 2014 1:38 PM
Its:

TENANT:

Rhythm Pharmaceuticals, Inc.

By:	/s/ Bart Henderson
Name:	Bart Henderson
Title:	President
Authorized Signatory